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                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                            Dated as of June 1, 2006

                                     Between

                          Borrowers (as defined herein)

                                       And

                       ACADIA REALTY LIMITED PARTNERSHIP,

                                    as Lender

--------------------------------------------------------------------------------

                                 TO BE REVIEWED

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION.............................     1
     1.1  Specific Definitions...........................................     2
     1.2  Principles of Construction.....................................     8
2.   GENERAL LOAN TERMS..................................................     8
          2.1.1  The Loan................................................     8
          2.1.2  Use of Loan Proceeds....................................     8
     2.2  Payments.......................................................     8
          2.2.1  Taxes...................................................     9
     2.3  Loan Repayment.................................................     9
          2.3.1  Repayment...............................................     9
          2.3.2  Casualty/Condemnation Payment ..........................     9
          2.3.3  Optional Prepayments....................................     9
     2.4  Release of Property............................................     9
          2.4.1  Release on Payment in Full..............................    10
          2.4.2  Sale/Refinance of Properties............................    10
                 2.4.2.1 Release of Property.............................    10
                 2.4.2.2 Application of Sale Proceeds....................    10
3.   REPRESENTATIONS AND WARRANTIES......................................    11
     3.1  Borrowers' Representations.....................................    11
          3.1.1  Organization; Special Purpose...........................    11
          3.1.2  Proceedings; Enforceability.............................    11
          3.1.3  No Conflicts............................................    11
          3.1.4  Litigation..............................................    12
          3.1.5  Agreements..............................................    12
          3.1.6  Title...................................................    12
          3.1.7  Survey..................................................    12
          3.1.8  No Bankruptcy Filing....................................    12
          3.1.9  Full and Accurate Disclosure............................    13
          3.1.10 No Plan Assets..........................................    13
          3.1.11 Compliance..............................................    13
          3.1.12 Contracts...............................................    14
          3.1.13 Financial Information...................................    13
          3.1.14 Condemnation............................................    14
          3.1.15 Federal Reserve Regulations.............................    14
          3.1.16 Utilities and Public Access.............................    14
          3.1.17 Not a Foreign Person....................................    14

          3.1.18 Separate Lots...........................................    14
          3.1.19 Assessments.............................................    14
          3.1.20 Enforceability..........................................    14
          3.1.21 Insurance...............................................    14
          3.1.22 Use of Properties; Licenses.............................    14
          3.1.23 Flood Zone..............................................    15
          3.1.24 Physical Condition......................................    15
          3.1.25 Encroachments...........................................    15
          3.1.26 Leases..................................................    15
          3.1.27 Filing and Recording Taxes..............................    16
          3.1.28 Investment Company Act..................................    16
          3.1.29 Fraudulent Transfer.....................................    16
          3.1.30 Ownership of Borrower...................................    16
          3.1.31 Management Agreement....................................    16
          3.1.32 Hazardous Substances....................................    17
          3.1.33 Name; Principal Place of Business.......................    17
          3.1.34 Other Debt..............................................    17
          3.1.35 Ground Lease............................................    17
          3.1.36 Homelife Properties.....................................    18
     3.2  Survival of Representations and Covenants......................    18
4.   AFFIRMATIVE COVENANTS...............................................    18
     4.1  Existence......................................................    18
     4.2  Taxes..........................................................    18
     4.3  Repairs; Maintenance and Compliance; Alterations...............    19
          4.3.1  Repairs; Maintenance and Compliance.....................    19
          4.3.2  Alterations.............................................    19
     4.4  Litigation.....................................................    20
     4.5  Performance of Other Agreements................................    20
     4.6  Notices........................................................    20
     4.7  Cooperate in Legal Proceedings.................................    20
     4.8  Further Assurances.............................................    20
     4.9  Financial Statements and Other Reports.........................    20
          4.9.1  Financial Statements....................................    20
          4.9.2  Accountants' Reports....................................    22
          4.9.3  Tax Returns.............................................    22
          4.9.4  Annual Budgets..........................................    22
          4.9.5  Annual Ownership Report.................................    22
          4.9.6  Material Notices........................................    23
          4.9.7  Events of Default, etc..................................    23
          4.9.8  Litigation..............................................    23
          4.9.9  Insurance...............................................    23
          4.9.10 Other Information.......................................    23
          4.9.11 Breach..................................................    23
          4.9.12 Consolidated Statements.................................    24

     4.10 Environmental Matters..........................................    24
          4.10.1 Hazardous Substances....................................    24
          4.10.2 Environmental Monitoring................................    24
     4.11 Title to the Property..........................................    26
     4.12 Leases.........................................................    26
          4.12.1 Intentionally Omitted...................................    26
          4.12.2 New and Renewal Leases..................................    26
          4.12.3 Levitz Lease............................................    26
     4.13 Estoppel Statement.............................................    27
     5.14 Property Management............................................    27
          4.14.1 Management Agreement....................................    27
          4.14.2 Termination of Manager..................................    27
     4.15 Expenses.......................................................    28
     4.16 Indemnity......................................................    28
          4.16.1 Indemnity Obligations...................................    28
5.   NEGATIVE COVENANTS..................................................    29
     5.1  Management Agreement...........................................    29
     5.2  Liens..........................................................    30
     5.3  Change In Business or Operation of Property....................    30
     5.4  Debt Cancellation..............................................    30
     5.5  Assets.........................................................    30
     5.6  Transfers......................................................    30
     5.7  Debt...........................................................    30
     5.8  Assignment of Rights...........................................    30
     5.9  Principal Place of Business....................................    30
     5.10 Corporate Organization.........................................    30
     5.11 ERISA..........................................................    30
6.   INSURANCE; CASUALTY; AND CONDEMNATION...............................    31
     6.1  Insurance......................................................    31
          6.1.1  Coverage................................................    31
          6.1.2  Policies................................................    32
     6.2  Casualty.......................................................    32
          6.2.1  Notice; Restoration.....................................    33
          6.2.2  Settlement of Proceeds..................................    33
     6.3  Condemnation...................................................    33
          6.3.1  Notice; Restoration.....................................    33
          6.3.2  Collection of Award.....................................    33
     6.4  Application of Proceeds or Award...............................    34
          6.4.1  Application to Restoration..............................    34
          6.4.2  Application to Debt.....................................    34
          6.4.3  Procedure for Application to Restoration................    34
          6.4.4  Ground Lease............................................    35

7.   DEFAULTS............................................................    35
     7.1  Events of Default..............................................    35
     7.2  Remedies.......................................................    37
          7.2.1  Acceleration............................................    37
          7.2.2  Remedies Cumulative.....................................    38
          7.2.3  Delay...................................................    38
          7.2.4  Lender's Right to Perform...............................    38
8.   MISCELLANEOUS.......................................................    39
     8.1  Exculpation....................................................    39
     8.2  Notices........................................................    40
          8.2.1  Borrowers' Agent........................................    40
     8.3  Brokers and Financial Advisors.................................    41
     8.4  Survival.......................................................    41
     8.5  Lender's Discretion............................................    41
     8.6  Governing Law..................................................    41
     8.7  Modification, Waiver in Writing................................    42
     8.8  Delay Not a Waiver.............................................    43
     8.9  Trial by Jury..................................................    43
     8.10 Headings/Exhibits..............................................    43
     8.11 Severability...................................................    43
     8.12 Preferences....................................................    43
     8.13 Waiver of Notice...............................................    43
     8.14 Remedies of Borrower...........................................    44
     8.15 Prior Agreements...............................................    44
     8.16 Offsets, Counterclaims and Defenses............................    44
     8.17 No Usury.......................................................    44
     8.18 Conflict; Construction of Documents............................    45
     8.19 No Third Party Beneficiaries...................................    45
     8.20 Assignment.....................................................    45
     8.21 Sale of the Properties.........................................    45
     8.22 Joint and Several..............................................    45
     8.23 Counterparts...................................................    46

Schedule 1 - Fee and Ground Lease Properties
Schedule 2 - Intentionally Omitted
Schedule 3 - Exceptions to Representations and Warranties
Schedule 4 - Intentionally Omitted
Schedule 5 - Organization of Borrower
Schedule 6 - Intentionally Omitted
Schedule 7 - Intentionally Omitted
Schedule 8 - Property Condition Reports

                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

     AMENDED AND RESTATED LOAN AGREEMENT dated as of June 1, 2006 between Levitz SL Woodbridge, L.L.C., Levitz SL St. Paul, L.L.C., Levitz SL La Puente, L.L.C., Levitz SL Oxnard, L.L.C., Levitz SL Willowbrook, L.L.C., Levitz SL Northridge, L.L.C., Levitz SL San Leandro, L.L.C., Levitz SL Sacramento, L.L.C., HL Brea, L.L.C., HL Deptford, L.L.C., HL Hayward, L.L.C., HL San Jose, L.L.C., HL Scottsdale, L.L.C., HL Torrance, L.L.C., HL Irvine 1, L.L.C., HL West Covina, L.L.C., HL Glendale, L.L.C. and HL Northridge, L.L.C., each a Delaware limited liability company, Levitz SL Langhorne, L.P. and HL Fairless Hills, L.P., each a Delaware limited partnership (each, together with its permitted successors and assigns, a "BORROWER", and collectively, together with their respective permitted successors and assigns, "BORROWERS"), and ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, "LENDER").

                                    RECITALS

     WHEREAS, the Borrowers and Greenwich Capital Financial Products, Inc. ("GREENWICH") entered into a certain loan (the "EXISTING LOAN") as described in a certain loan agreement dated June 21, 2002 (the "LOAN AGREEMENT") which was amended by a certain First Amendment dated May 23, 2003, a Second Amendment dated April 30, 2004 and a Third Amendment dated November 16, 2004 (the Loan Agreement with all amendments shall be referred to as the "EXISTING LOAN AGREEMENT"); and

     WHEREAS, the principal amount now owing by Borrowers is $12,980,188.95; and

     WHEREAS, LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-FL2 by Wachovia Bank, National Association, as Master Servicer (the "TRUSTEE"), assignee of Greenwich, assigned to Lender the Existing Loan Agreement along with the note evidencing the Existing Loan (the "EXISTING NOTE") and all the collateral, including various mortgages and assignments as described in that certain Assignment Agreement dated on or about the date hereof made by the Trustee in favor of Lender (the "EXISTING COLLATERAL"); and

     WHEREAS, Lender has agreed to change the principal amount of the Existing Loan to $30,980,188.95; and

     WHEREAS, Borrowers will simultaneously deliver to Lender an Amended and Restated Note in the principal amount of $31,280,225.74 (the "NOTE"); and

     WHEREAS, Lender and Borrowers have agreed to and amend and restate the Existing Loan Agreement as herein set forth;

1.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     1.1 Specific Definitions. The following terms have the meanings set forth below:

          ACADIA LEVITZ LLC: a Delaware limited liability company which is wholly owned by Lender and has a senior, preferred equity interest in Levitz SL, L.L.C., a Delaware limited liability company.

          AFFILIATE: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          AGREEMENT: this Amended and Restated Loan Agreement, as the same may from time to time be modified, supplemented, amended or otherwise changed.

          BORROWERS' AGENT: Klaff Realty, LP, a Delaware limited partnership.

          BORROWER MEMBER: Levitz SL, L.L.C., a Delaware limited liability company.

          BORROWER REPRESENTATIVE: (i) with respect to Levitz SL Langhorne, L.P., Levitz SL-GP L.L.C., a Delaware limited liability company, the sole general partner of such Borrower, and (ii) with respect to HL Fairless Hills, L.P., HL GP, L.L.C., a Delaware limited liability company, the sole general partner of each such Borrower.

          BUSINESS DAY: any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York, New York are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

          CODE: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          CONTROL: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

          DEBT: the unpaid Principal, all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan or under any Loan Document.

          DEFAULT: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

          DEFAULT RATE: A rate of interest per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate of interest per annum otherwise provided in the Note plus 5%, provided that such interest rate shall in no event exceed the maximum interest rate which Borrowers may by law pay.

          ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

          ERISA AFFILIATE: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (C), (m) or (o) of the Code.

          FINANCIAL STATEMENTS: (i) statements of operations and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial reports as the subject entity shall routinely and regularly prepare and (iii) such other financial reports as Lender may from time to time reasonably require.

          FISCAL YEAR: each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

          GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          GOVERNMENTAL AUTHORITY: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

          GUARANTOR: the L-A Guarantors and Klaff Realty, LP, jointly and severally.

          GROUND LEASES: the ground leases and other leases identified on
Schedule 1 (including the Homelife Leases).

          HOMELIFE LEASES: the leases described in items 10 - 20 on Schedule 1.

          HOMELIFE PROPERTIES: the leasehold properties that are the subject of the Homelife Leases.

          L-A GUARANTORS: Lubert-Adler Real Estate Fund II, L.P. and Lubert-Adler Real Estate Parallel Fund II, L.P, jointly and severally.

          LEASES: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or any Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

          LEGAL REQUIREMENTS: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property, including any that may (i) require repairs, modifications or alterations in or to all or part of any Property, or (ii) in any way limit the use and enjoyment thereof.

          LEVITZ: PLVTZ, a Delaware limited liability company and assignee of Levitz Furniture Corporation, Levitz Furniture Company of the Midwest, Inc., and Levitz Furniture Company of Washington Realty, Inc.

          LEVITZ LEASE: collectively, (A) that certain Unitary Lease dated June 8, 1999 between certain of the Borrowers, as landlord, and Levitz, together with various subsidiaries of Levitz, as tenant, as amended by (i) the First Amendment to Unitary Lease dated October 8, 1999, (ii) the Second Amendment to Unitary Lease dated December 23, 1999, (iii) the Third Amendment to Unitary Lease dated December 29, 1999, (iv) the Fourth Amendment to Unitary Lease dated January 3, 2001, (v) the Fifth Amendment to Unitary Lease dated March 8, 2001, (vi) the Sixth Amendment to Unitary Lease dated May 2, 2001, (vii) the Seventh Amendment to Unitary Lease dated December 13, 2001, (viii) the Eighth Amendment to Unitary Lease dated April 3, 2002, (ix) the Ninth Amendment to Unitary Lease dated April 19, 2002, (x) the Tenth Amendment to Unitary Lease dated May 31, 2002, (xi) the Eleventh Amendment to Unitary Lease dated February 12, 2003, (xii) the Twelfth Amendment to Unitary Lease dated May 22, 2003, (xiii) the Thirteenth Amendment to Unitary Lease dated August 29, 2003, (xiv) the Fourteenth Amendment to Unitary Lease dated May 12, 2004, (xv) the Fifteenth Amendment to Unitary Lease dated May 24, 2004, (xvi) the Sixteenth Amendment to Unitary Lease dated October 31, 2004 and (xvii) the Seventeenth Amendment to Unitary Lease dated April 17, 2006, (B) that certain Agreement dated as of December 13, 2001 between Klaff Realty, LP, on behalf of certain of the Borrowers and their affiliates and Levitz, together with various subsidiaries of Levitz, (C) Agreement dated as of November 12, 2004, among Levitz, certain of the Borrowers and their affiliates and KLA Breuners, LLC, (D) Lease Assignment Agreement dated as of April 17, 2006, between PLVTZ d/b/a Levitz Furniture and certain of the Borrowers and their affiliates and (E) letter dated April 17, 2006, from certain of the Borrowers and their affiliates to Levitz.

          LIEN: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, on or affecting all or part of any Property or any interest therein, or in any Borrower or any Borrower Representative, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          LOAN DOCUMENTS: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following: (i) the Amended and Restated Note made by Borrowers to Lender in the maximum principal amount of the Loan (the "NOTE"), (ii) each Mortgage, Assignment of Leases and Rents and Security Agreement made or hereafter made by a Borrower and each Deed of Trust,

Assignment of Leases and Rents and Security Agreement made or hereafter made by a Borrower to a trustee in favor of Lender and each other similar instrument, each of which covers a Property (collectively, the "MORTGAGES"), (iii) each Assignment of Leases and Rents from a Borrower to Lender (collectively, the "ASSIGNMENTS OF LEASES"), (iv) each Assignment of Agreements from a Borrower to Lender (collectively, the "ASSIGNMENTS OF AGREEMENTS"), (v) each Pledge Agreement made by Borrower Member and/or Borrower Representatives, as applicable, to Lender (collectively, the "PLEDGE AGREEMENTS"), (vi) the Guaranty of Recourse Obligations made by Guarantor for the benefit of Lender; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

          MANAGEMENT AGREEMENT: the provisions of Section 4.7 of the Member LLC Agreement, and any replacement management agreement entered into with the prior approval of Lender.

          MANAGEMENT FEES: all fees in the nature of management fees payable to Manager under the Management Agreement.

          MANAGER: Acadia D.R. Management, Inc., a Delaware corporation, as assignee of Klaff Realty, L.P., or any successor or assignee, provided that each successor or assignee shall be approved by Lender, which approval shall not be unreasonably withheld.

          MATERIAL ADVERSE EFFECT: (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Borrower, Borrower Member or Guarantor, or (ii) the impairment of the ability of any Borrower or Guarantor to perform its obligations under any Loan Documents, or (iii) the impairment of the ability of Lender to enforce or collect any of the Debt as a result of such material adverse effect. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

          MATERIAL ALTERATION: any alteration affecting structural elements of a Property the cost of which exceeds $250,000; provided, however, that in no event shall tenant improvement work, or alterations performed as part of a Restoration, or work which the Tenant under the Levitz Lease has a right to perform without the consent of the landlord thereunder, constitute a Material Alteration.

          MATERIAL LEASE: as to any Property, all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) constitute more than 5% of such Property's gross leaseable area, (ii) have a gross annual rent of more than 5% of the total annual Rents of such Property or
(iii) demise at least one full floor of the Improvements at any such Property. The Levitz Lease shall be deemed to be a Material Lease.

          MATURITY DATE: the date on which the final payment of principal of the Amended and Restated Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

          MEMBER LLC AGREEMENT: the Limited Liability Company Agreement of Borrower Member as in effect on the date hereof.

          NET PROCEEDS: the gross proceeds of the sale of a Property less only reasonable and customary closing costs (i.e., brokerage, transfer taxes and reasonable attorneys' fees) as reasonably approved by Lender.

          PERMITTED ENCUMBRANCES: (i) the Liens created by the Loan Documents,
(ii) all Liens and other matters disclosed in the Title Insurance Policy, and in the updated commitments delivered by Borrowers prior to the date hereof, (iii) Liens, if any, for Taxes or all maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or imposed against any Property or any part thereof not yet due and payable and not delinquent and (iv) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

          PERMITTED TRANSFERS: provided that no Default or Event of Default shall then exist (i) a Lease (or an amendment, extension, modification, waiver or renewal thereof) entered into in accordance with the Loan Documents, (ii) a Special Transfer, provided that Borrowers have delivered (or caused to be delivered) to Lender evidence in writing that the transferee assumes all obligations of Borrowers under the Loan Documents, (iii) a Permitted Encumbrance or (iv) a Transfer of a partnership interest in any Borrower that is a limited partnership by a partner other than any Borrower Representative, or a transfer of a membership interest in a member of any Borrower that is a limited liability company or a transfer of any interest in any Borrower Representative if such Transfer would not cause the transferee to acquire Control of any Borrower or of the Borrower Member or of any Borrower Representative or to increase its direct or indirect interest in any Borrower or in the Borrower Member or in any Borrower Representative to an amount which equals or exceeds 49%. For the purposes of clause (iv) of this definition, the beneficial ownership interests in any Borrower held by Lubert-Adler Real Estate Fund II, L.P. and Lubert-Adler Real Estate Parallel Fund II, L.P. shall be viewed as being held by one entity.

          PERSON: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          PLAN: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

          PROPERTIES: collectively, the parcels of real property and Improvements thereon owned in fee or leased by any Borrower and identified on Schedule 1 hereto; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan, including but not limited to the property described in the Granting Clauses of the Mortgages.

          PROPERTY CONDITION REPORTS: collectively, the Property Condition Assessment Reports for the Properties described on Schedule 8.

          RELEASE AMOUNT: 85% of the Net Proceeds for such Property or
Properties.

          RENTS: all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of a Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Properties and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Properties or rendering of services by a Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance.

          SPECIAL TRANSFER: the sale of all of the Properties in accordance with
Section 8.21.

          STATE: as to any Property, the state in which such Property is located.

          STATED MATURITY DATE: May 31, 2008.

          TAXES: all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against all or part of the Properties.

          TERM: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents (including representations, warranties, covenants and obligations expressly set forth in this Agreement that survive in perpetuity).

          TITLE INSURANCE POLICY: a mortgagee title insurance policy by a nationally recognized title insurance company, in form and substance satisfactory to Lender, insuring the Lien of each Mortgage, the premium and charges for which have been paid in full by Borrowers and which has been assigned to Lender by the Trust.

          TRANSACTION COSTS: all fees, costs, expenses and disbursements paid or payable by Borrowers or any of them relating to the Loan, including all appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 4.15.

          TRANSFER: any sale, conveyance, transfer, lease (including any amendment, extension, modification, waiver or renewal thereof), assignment, Lien, whether by law or otherwise, of, on, in or affecting (i) all or part of any Property (including any legal or beneficial direct or indirect interest therein, and including any options contained in any Ground Lease), (ii) any direct or indirect interest in a Borrower (including any profit interest), or (iii) any direct or indirect interest in the Borrower Member or in any Borrower Representative.

          TRUST: LaSalle Bank National Association, as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-FL2 by Wachovia Bank, National Association, as Master Servicer.

          WELFARE PLAN: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

     1.2 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.   GENERAL LOAN TERMS

          2.1.1 The Loan. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make a Loan to the Borrowers (the "LOAN") in the amount of $30,980,180.95 (the "PRINCIPAL"). No amount repaid in respect of the Loan may be reborrowed. The Loan shall mature on the Stated Maturity Date. The Borrowers represent to Lender that (i) there exists no claims by any Borrower against Lender and (ii) there are no offsets, defenses or counterclaims by any Borrower to the payment of any amounts required under the Loan Documents or otherwise to enforcement by the holder of the Loan.

          2.1.2 Use of Loan Proceeds. Borrowers shall use the Loan Proceeds to pay off the Existing Note to the Trust, to redeem Acadia Levitz, LLC's Senior Preferred Equity Interest in Levitz SL, L.L.C. and to pay Transaction Costs to the extent of any remaining Loan proceeds.

     2.2 Payments.

          2.2.1 Taxes. Any and all payments by any Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.1 as "APPLICABLE TAXES"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.1), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Borrowers also agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or recordation of, or otherwise with respect to, this Agreement or any other Loan Document ("OTHER TAXES"). Borrowers shall indemnify Lender for the full amount of Applicable Taxes or Other Taxes (including any Applicable Taxes or Other Taxes imposed by any jurisdiction on amounts paid or payable under this Section 2.2.1) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Applicable Taxes or Other Taxes were correctly or legally asserted. Payments pursuant to this Section 2.2.1 shall be made within ten days after the date Lender makes written demand therefor.

     2.3 Loan Repayment.

          2.3.1 Repayment. Borrower shall repay the entire outstanding principal balance of the Note in full on the Stated Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents.

          2.3.2 Casualty/Condemnation Payment. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 6.4.2. Each Casualty/Condemnation Prepayment shall be made when received by Borrowers and shall be applied as follows in the following order of priority: First, to costs and expenses of Lender (if any), including the Lender's reasonable attorney's fees and disbursements, in connection with such prepayment or reasonably expended by Lender to protect the collateral value of the applicable Property or in connection with the settlement or collection of the Proceeds or Award; Second, to repay the Loan.

          2.3.3 Optional Prepayments. Borrowers shall have the right to prepay all or any portion of the Principal in accordance with the provisions of the Note.

     2.4 Release of Property. Except as set forth in Section 2.3.3 or in this
Section 2.4, no repayment or prepayment shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any Mortgage or Pledge Agreement.

          2.4.1 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release the Lien of the Loan Documents if not theretofore released.

          2.4.2 Sale/Refinance of Properties.

               2.4.2.1 Release of Property. Lender shall release a Property from the Lien of the Loan Documents upon a sale or refinancing of such Property (or shall release its Lien on a membership or partnership interest in a Borrower upon such sale or refinancing of the Property owned by such Borrower), provided the following conditions are satisfied:

               (a) the subject sale or refinancing is pursuant to an arms' length agreement (it being understood and agreed that any such sale or refinancing shall be deemed to be an arms' length transaction if the consideration being given in connection therewith approximates the fair market value of such Property, as determined by Lender in its reasonable discretion);

               (b) Simultaneously with the closing of the subject sale or refinancing, Borrowers make the payments described in clauses (a) through (d) of
Section 2.4.2.2;

               (c) Both immediately before the closing of such sale or refinancing and immediately thereafter, no Default or Event of Default shall be continuing;

               (d) The representations and warranties made by Borrowers in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale or refinancing (and after giving effect to such sale or refinancing);

               (e) Borrowers shall have given Lender at least 10 days' prior written notice of such sale or refinancing, accompanied by a copy of the applicable contract sale, and all related documents, and drafts of any applicable release documents (which shall be subject to Lender's approval);

               (f) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale or refinancing prior to the closing of such sale or refinancing;

               (g) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such release; and

               (h) Borrowers and Guarantor (the latter only as to any guaranties given or required to be given by Guarantor under this Agreement) shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof;

               2.4.2.2 Application of Sale Proceeds. Notwithstanding anything to the contrary set forth in Section 2.3.1, the gross proceeds of any sale or refinancing made pursuant to this Section 2.4.2 shall be applied as follows:

               (a) First, to pay all reasonable and customary transaction costs, including market rate brokerage commissions due to Manager;

               (b) Second, to pay all accrued and unpaid interest on the Principal being prepaid pursuant to clause (c) below;

               (c) Third, to prepay Principal by an amount equal to the Release Amount for such Property (as calculated immediately before the release of such Property from the Lien of the Loan Documents); and

               (d) Lastly, if no Default or Event of Default exists, the balance shall be paid to Borrowers.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 Borrowers' Representations. Each Borrower, subject to the provisions of
Section 3.1.36, represents and warrants as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific subsection of this Section 3.1:

          3.1.1 Organization; Special Purpose. Each Borrower, Borrower Member and each Borrower Representative has been duly organized and is validly existing and in good standing under the laws of the State of formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower, Borrower Member and each Borrower Representative is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

          3.1.2 Proceedings; Enforceability. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

          3.1.3 No Conflicts. The execution, delivery and performance of the Loan Documents by such Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of such Borrower pursuant to the terms of, any agreement or instrument to which such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of its properties. Such Borrower's rights under the Licenses will not be adversely affected by the execution and delivery of the Loan Documents, such Borrower's performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by such Borrower of the Loan Documents has been obtained and is in full force and effect.

          3.1.4 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, Borrower Member, any Borrower Representative, the Manager or any Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of any Borrower, Borrower Member, any Borrower Representative, Manager or the condition or ownership of any Property.

          3.1.5 Agreements. Such Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect such Borrower or any Property, or such Borrower's business, properties, operations or condition, financial or otherwise. Such Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

          3.1.6 Title. Such Borrower has good, marketable and indefeasible title in fee to the Property (or if such Property is a Ground Lease, such Borrower has good, marketable and indefeasible title to the leasehold estate created by such Ground Lease) and good title to the balance of such Property, free and clear of all Liens except the Permitted Encumbrances. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the fee interest in each Property owned by a Borrower in fee and a valid, perfected first priority lien on the two leasehold estates created by the Ground Leases affecting Properties in Woodbridge, New Jersey and Sacramento, California, respectively and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or Borrowers' ability to repay the Loan. There are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property in favor of anyone other than a Borrower.

          3.1.7 Survey. To the best knowledge of such Borrower, the surveys for the Properties delivered to Lender reflect all material matters affecting any Property or the title thereto.

          3.1.8 No Bankruptcy Filing. Such Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "BANKRUPTCY PROCEEDING"), and such Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither such Borrower nor Borrower Member, nor any Borrower Representative nor any principal nor Affiliate of any of the foregoing has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

          3.1.9 Full and Accurate Disclosure. No statement of fact made by such Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to such Borrower that has not been disclosed to Lender which adversely affects, or, as far as such Borrower can foresee, might adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower.

          3.1.10 No Plan Assets. Such Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

          3.1.11 Compliance. Except as disclosed in writing to Lender, Borrowers and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. There has not been and shall never be committed by any Borrower or any other Person in occupancy of or involved with the operation or use of any Property any act or omission affording any Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of any Borrower's obligations under any Loan Document.

          3.1.12 Contracts. There are no service, maintenance or repair contracts affecting any Property which are binding on Borrower that are not terminable on one month's notice or less without cause and without penalty or premium (other than elevator and/or security system service contracts which are with persons not Affiliated with Borrower and are on market rate terms and conditions). All service, maintenance or repair contracts affecting any Property have been entered into at arms-length in the ordinary course of the applicable Borrower's business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

          3.1.13 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of any Borrower and, to the best of Borrowers' knowledge, the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Borrower and the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or any Property from that set forth in said financial statements.

          3.1.14 Condemnation. No Condemnation or other proceeding, to the best knowledge of any Borrower, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property.

          3.1.15 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.

          3.1.16 Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are either located in the public right-of-way abutting such Property or located in private property in which a valid easement exists for the benefit of such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

          3.1.17 Not a Foreign Person. Such Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          3.1.18 Separate Lots. Each parcel comprising a Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property.

          3.1.19 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

          3.1.20 Enforceability. The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

          3.1.21 Insurance. Borrowers have obtained and have delivered (or have caused to be obtained and delivered) to Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.

          3.1.22 Use of Properties; Licenses. Each Property that is not vacant is used exclusively for retail and/or warehouse and other appurtenant and related uses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

          3.1.23 Flood Zone. Except as shown on surveys delivered to Lender in connection with the Loan, no portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

          3.1.24 Physical Condition. Except as disclosed in the Property Condition Reports, the Properties, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to any Property, whether latent or otherwise. No Borrower has received any notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond.

          3.1.25 Encroachments. Except as shown on surveys delivered to Lender in connection with the Loan, all of the Improvements included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon any Property, and no easement or other encumbrance upon any Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy.

          3.1.26 Leases. (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth therein, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent (except as otherwise expressly set forth in the Levitz Lease); (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers' best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth therein; (viii) a Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, such Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

          3.1.27 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Properties to Borrowers have been paid. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid.

          3.1.28 Investment Company Act. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          3.1.29 Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, after giving effect to the borrowing of the Loan and the transactions contemplated under the Loan Documents, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, or believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

          3.1.30 Ownership of Borrower. The sole member of each Borrower that is a limited liability company is Borrower Member. The sole general partner of each Borrower that is a limited partnership is the Borrower Representative applicable to such Borrower and such Borrower's sole limited partner is Borrower Member. The Borrower Member is the sole member of each Borrower Representative. The membership interest in each Borrower Representative and the membership or partnership interests in each Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational charts attached hereto as Schedule 5 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in each Borrower.

          3.1.31 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach of violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach of violation thereunder, by either party thereto. The Management Fee and the terms and provisions of the Management Agreement are subordinate to the Loan Documents.

          3.1.32 Hazardous Substances. Except as discussed in written environmental reports delivered to Lender in connection with the Loan: (i) no property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance

Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls or any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES");
(iii) to the best of Borrowers' knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrowers' acquisition of the Properties), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) to the best of Borrowers' knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (v) no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower which have not been provided to Lender.

          3.1.33 Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 8.2, and Borrower has no other place of business.

          3.1.34 Other Debt. There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and the permitted indebtedness described in Section 5.7.

          3.1.35 Ground Lease. Each Ground Lease is in full force and effect and has not been modified or amended. There are no defaults under any Ground Lease and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under any Ground Lease. All rents, additional rents and other sums due and payable under each Ground Lease have been paid in full. Neither Borrower nor the landlord under any Ground Lease has commenced any action or given or received any notice for the purpose of terminating any Ground Lease.

          3.1.36 Homelife Properties. Notwithstanding anything to the contrary in this Article 3, Borrowers represent and warrant that they have no independent knowledge with respect to the matters set forth in the representations and warranties set forth in Sections 3.1.7, 3.1.11, 3.1.14, 3.1.16, 3.1.18, 3.1.19,
3.1.22, 3.1.23, 3.1.24, 3.1.25 and 3.1.32, solely as the same relate to the
Homelife Properties, and accordingly, no representation or warranty in such Sections shall apply to the Homelife Properties.

     3.2 Survival of Representations and Covenants. All of the representations and warranties in Section 3.1 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 3.1.32, 4.10 and
4.16 shall survive in perpetuity and shall not be subject to the exculpation provisions of Section 8.1.

4.   AFFIRMATIVE COVENANTS

     Until the end of the Term, each Borrower hereby covenants and agrees with Lender that:

     4.1 Existence. Such Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of each Property.

     4.2 Taxes. Such Borrower shall pay all Taxes as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid no later than 30 days before they would be delinquent if not paid. Such Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior notice to Lender, such Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Liens, provided that (i) no Default or Event of Default has occurred and is continuing,
(ii) such proceeding shall suspend the collection of the Taxes or Liens, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) such Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Liens, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes or Liens being contested, and (vi) such Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Liens, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     4.3 Repairs; Maintenance and Compliance; Alterations.

          4.3.1 Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 4.3.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements (or cause such compliance) and immediately cure properly any violation of a Legal Requirement (or cause such cure). Borrowers shall notify Lender in writing within one Business Day after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of a Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

          4.3.2 Alterations. Any Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect such Borrower's financial condition or the cash flow of any Property and (iii) are in the ordinary course of such Borrower's business. No Borrower shall perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000. In considering a Borrower's request for Lender's consent to a Material Alteration, Lender shall have the right to retain an architect and/or engineer, at Borrowers' expense, to review and approve the plans and specifications for such Material Alteration. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender as security for payment of the cost of such Material Alteration and as additional security for the Debt any of the following: (1) cash, (2) U.S. Treasury securities or (3) an irrevocable and assignable Letter of Credit (payable on sight draft only) naming Lender as beneficiary and issued by a New York clearinghouse bank reasonably satisfactory to Lender. Such security shall be in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon the occurrence of a Default or Event of Default, Lender may apply such security to payment of the Debt. If the security posted is other than cash, upon substantial completion of the Material Alteration and submission to Lender of evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued, Lender shall, provided no Default or Event of Default then exists, return the security (or the unapplied portion thereof) to Borrowers. If the security posted is cash, Lender shall disburse such cash in accordance with the same procedures as are applicable to disbursement of Proceeds or an Award under Section 6.4.3. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of all professionals) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 4.3.2.

     4.4 Litigation. Such Borrower shall give prompt written notice to Lender of any litigation, governmental proceedings or claims or investigations pending or threatened against such Borrower, Borrower Member or any Borrower Representative which might materially adversely affect Borrowers', Borrower Member's or such Borrower Representative's condition (financial or otherwise) or business or any Property.

     4.5 Performance of Other Agreements. Such Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

     4.6 Notices. Such Borrower shall promptly advise Lender, in writing, of any material adverse change in such Borrower's, Borrower Member's or any Borrower Representative's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which such Borrower has knowledge. Such Borrower shall cause to be delivered to Lender any Securities and Exchange Commission or other public filings, if any, of Borrower, Borrower Member, any Borrower Representative, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing.

     4.7 Cooperate in Legal Proceedings. Such Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

     4.8 Further Assurances. Such Borrower shall, at such Borrower's sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt, as Lender may reasonably require from time to time; (ii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time and (iii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrowers, Borrower Member and each Borrower Representative and (b) searches of title to the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

     4.9 Financial Statements and Other Reports.

          4.9.1 Financial Statements.

               (a) ANNUAL REPORTING. Within 120 days after the end of each calendar year, each Borrower, Borrower Member and Guarantor shall provide true and complete copies of its Financial Statements for such year to Lender (other than with respect to the Financial Statements for the L-A Guarantors, which shall be provided within 180 days after the end of each calendar year). All such Financial Statements (other than the Financial Statements provided by Klaff Realty, LP) shall be audited by a "Big Four" accounting firm or by other independent certified public accountants acceptable to Lender, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the subject company. Notwithstanding the foregoing, Lender hereby approves of CBIZ Accounting, Tax & Advisory Services and Mayer Hoffman McCann P.C. as the aforementioned independent certified public accountant, provided, however, that Lender reserves the right to disapprove CBIZ

Accounting, Tax & Advisory Services and Mayer Hoffman McCann P.C. as the aforementioned independent certified public accountant (and to require a "Big Four" accounting firm or another independent certified public accountant reasonably acceptable to Lender) if in Lender's reasonable opinion, CBIZ Accounting, Tax & Advisory Services and Mayer Hoffman McCann P.C. is not preparing the requisite financial statements in accordance with the terms of this Section 4.9. The annual Financial Statements for each Borrower, Borrower Member and Guarantor shall be accompanied by a certification executed by the entity's authorized representative, satisfying the criteria set forth below. The annual Financial Statements of each Borrower also shall be accompanied by a Compliance Certificate (as defined below). Together with each delivery of annual Financial Statements pursuant to this Section, each Borrower and Borrower Member will deliver a written statement by its independent certified public accountants
(1) stating that the examination has included a review of the terms of this Agreement as such terms relate to accounting matters, (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention, and (3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

               (b) QUARTERLY REPORTING - BORROWERS. Within 30 days after the end of each calendar quarter, each Borrower shall provide true and complete copies of its Financial Statements (prepared in accordance with an "income tax basis" of accounting consistently applied) for such quarter to Lender, together with a certification executed on behalf of each Borrower by its authorized representative in accordance with the criteria set forth below. In addition, within the same time, each Borrower shall provide certified rental status reports, a certified rent roll and a Compliance Certificate.

               (c) MONTHLY REPORTING. Within 20 days after the end of each calendar month, each Borrower shall provide to Lender (i) operating statements (prepared in accordance with an "income tax basis" of accounting consistently applied) for such Borrower prepared on a cash basis and in form reasonably satisfactory to Lender, (x) for such month, (y) for the year to date, including a comparison of budgeted to actual income and expenses and an explanation of material variances, and (z) for the 12-month period ending in and including the subject month and (ii) an updated rent roll. Along with such operating statements, each Borrower shall deliver to Lender a certification of such Borrower's authorized representative satisfying the criteria set forth below.

               (d) ADDITIONAL REPORTING. In addition to the foregoing, each of each Borrower, Borrower Member and Guarantor shall promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request.

               (e) GAAP. Each Borrower, Borrower Member and Guarantor will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP or in accordance with an "income tax basis" of accounting consistently applied. All annual Financial Statements shall be prepared in accordance with GAAP, consistently applied.

               (f) CERTIFICATIONS OF FINANCIAL STATEMENTS, COMPLIANCE
CERTIFICATE.

The Financial Statements for each Borrower and Borrower Member submitted under this Section shall be accompanied by a certification in form and substance reasonably satisfactory to Lender, executed on behalf of such Borrower and Borrower Member, as applicable, by its authorized representative, stating that such Financial Statements are true and complete and do not omit to state any material information without which the same might reasonably be misleading. In addition, where this Agreement requires a "COMPLIANCE CERTIFICATE", such Borrower will deliver a certificate duly executed on behalf of such Borrower by the authorized representative of such Borrower, in form and substance satisfactory to Lender, stating that there does not exist any Default or Event of Default under the Loan Documents (or if the any exists, specifying the same in detail), and stating to the best of such Borrower's knowledge after due inquiry that all Financial Statements, reports, calculations, and other information submitted therewith to Lender are true and materially complete and do not omit to state any material information without which the same might reasonably be misleading.

               (g) FISCAL YEAR. Each of each Borrower, Borrower Member and Guarantor represents that its fiscal year ends on December 31, and agrees that it shall not change its fiscal year.

          4.9.2 Accountants' Reports. Promptly upon receipt thereof, each Borrower and each of Borrower Member and Guarantor will deliver copies of all significant reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other affairs of such party made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

          4.9.3 Tax Returns. Within 30 days after filing the same, each of each Borrower, Borrower Member and Guarantor shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which such party's Federal income tax return is consolidated) certified on its behalf by its authorized representative to be true and correct.

          4.9.4 Annual Budgets. Intentionally Omitted.

          4.9.5 Annual Ownership Report. Together with its annual Financial Statements, each Borrower and Borrower Member shall deliver to Lender a written statement duly executed on such party's behalf by its authorized representative or secretary of the entity, in form and substance satisfactory to Lender, identifying in particularity and detail all direct and indirect ownership and beneficial interests in such party, and stating whether any such interest is encumbered or pledged, in each case as of the date of delivery of such notice.

          4.9.6 Material Notices.

               (a) Each Borrower shall promptly deliver, or caused to be delivered, copies of all notices given or received by such Borrower with respect to noncompliance with any term or condition related to any indebtedness of Borrower, including indebtedness under the Loan Documents, and shall notify Lender within two Business Days of any potential or actual event of default with respect to any such indebtedness.

               (b) Each Borrower shall promptly deliver to Lender any and all material notices (including without limitation any notice alleging any default or breach) received from any manager, franchisors, licensors, or tenant for or pertaining to any Property.

          4.9.7 Events of Default, etc. Promptly upon any Borrower obtaining knowledge of any of the following events or conditions, such Borrower shall deliver a certificate executed on its behalf by its authorized representative specifying the nature and period of existence of such condition or event and what action such Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; or (2) any Material Adverse Effect with respect to Borrower.

          4.9.8 Litigation. Promptly upon any Borrower's obtaining knowledge of
(i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting such Borrower or any property of such Borrower not previously disclosed in writing by such Borrower to Lender or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any property of Borrower which, in each case, is reasonably likely to have a Material Adverse Effect, Borrower will give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

          4.9.9 Insurance. Within the 30 day period prior to the end of each insurance policy year of Borrowers, Borrowers will deliver a report in form and substance reasonably satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrowers and all material insurance coverage planned to be maintained by Borrowers in the subsequent insurance policy year.

          4.9.10 Other Information. With reasonable promptness, each of each Borrower, Borrower Member and Guarantor will deliver such other information and data with respect to Borrowers, Borrower Member and Guarantor as from time to time may be reasonably requested by Lender.

          4.9.11 Breach. If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "REQUIRED RECORDS") required by this Section 4.9 within 30 days after the date upon which such Required Record is due, Borrowers shall pay to Lender, at Lender's option and in its discretion, an amount equal to $10,000 for each Required Record that is not delivered; provided Lender has given Borrowers at least 15 days prior notice of such failure. In addition, 30 days after any Borrower's failure to deliver any Required Records, Lender shall have the option, upon 15 days notice to such Borrower to gain access to such Borrower's books and records and prepare or have prepared at Borrowers' expense, any Required Records not delivered by such Borrower.

          4.9.12 Consolidated Statements. Notwithstanding anything to the contrary in the foregoing, so long as the Borrowers that are limited liability companies file a consolidated tax return together with Borrower Member, such Borrowers may deliver any information required by this

Section 4.9.12 on a consolidated basis, provided that all such information is set forth separately for each Property.

     4.10 Environmental Matters.

          4.10.1 Hazardous Substances. So long as such Borrower owns or is in possession of any Property, such Borrower (i) shall keep such Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near any Property, (B) any Property is in direct or indirect violation of any Environmental Laws or (C) any condition on or near any Property shall pose a threat to the health, safety or welfare of humans, (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (as determined by Lender or by a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("LENDER'S CONSULTANT")), promptly after Borrower becomes aware of same, at Borrowers' sole expense and
(iv) shall comply with all of the recommendations contained in the environmental reports delivered to Lender in connection with the origination of the Loan. Nothing herein shall prevent any Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

          4.10.2 Environmental Monitoring.

          (1) Borrowers shall give prompt written notice to Lender of (i) any proceeding or written inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened in writing by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

          (2) Upon Lender's request, at any time and from time to time, Borrowers shall provide an inspection or audit of the Properties (or any of them) prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Properties. The cost and expense of such audit or inspection shall be paid by Borrowers not more frequently than once every five calendar years after the occurrence of any Secondary Market Transaction, unless a Default or an Event of Default exists or Lender, in its good faith judgment, determines that reasonable cause exists for the performance of an environmental inspection or audit of such Properties, in which cases such inspections or audits shall be at Borrowers' sole expense. Such inspections and audit may include, without limitation, soil bearings and ground water monitoring. If Borrowers fail to provide any such inspection or audit within 30 days after such request, Lender may order same, and each Borrower hereby grants to Lender and its employees and agents access to its Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrowers upon demand and if not paid, shall be added to the Debt.

          (3) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of such Property by a Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("REMEDIAL WORK"), Borrower shall, within 30 days after written demand by Lender, commence and thereafter diligently prosecute to completion all such Remedial Work (which amount of time shall not exceed any applicable period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrowers, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed. All costs and expenses (including reasonable attorneys' fees and disbursements) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith shall be paid by Borrowers upon demand from Lender and if not, shall be added to the Debt. Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in a Borrower or such Remedial Work violating any Environmental Law, or (z) if a Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. A Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) such Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Properties nor any of them nor any part thereof or interest therein will be sold, forfeited or lost if such Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest, such Borrower would thereafter have the opportunity to perform such Remedial Work,
(3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Properties nor any of them nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from the applicable Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's

Consultant and any loss or damage that may result from the applicable Borrower's failure to prevail in such contest.

          (4) Borrower shall not install or permit to be installed on any Property any underground storage tank.

     4.11 Title to the Property. Each Borrower will warrant and defend the title to its Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

     4.12 Leases.

          4.12.1 Intentionally Omitted.

          4.12.2 New and Renewal Leases. No Borrower shall enter into any proposed new Leases or proposed renewals, extensions, modifications or amendments of existing Leases without the prior written consent of Lender; provided, however, that prior written consent is not required if such proposed new, renewed, modified or extended Lease: (i) is not a Material Lease; (ii) with respect to such Lease, the representations set forth in Section 3.1.26 are true and accurate with respect to such Lease as of the day of the effectiveness of such Lease; (iii) shall have an initial term of not less than three years or greater than ten years; and (iv) shall be to a tenant that is experienced, creditworthy and reputable. No later than ten days after the execution of a new or renewal Lease, Borrowers shall deliver to Lender a modified and updated rent roll, and, if requested by Lender, a tenant estoppel certificate satisfactory to Lender and a subordination and attornment agreement satisfactory to Lender. Notwithstanding the foregoing, with respect to any Material Lease other than the Levitz Lease, the prior written consent of Lender shall not be required for a non-material modification or amendment to such Lease, it being understood that a modification shall be deemed material if, without limitation, such modification
(i) changes the rent or other amounts payable thereunder, (ii) changes the term or otherwise modifies any renewal options thereunder, (iii) grants to the tenant thereunder any purchase option, right of first refusal for additional space or termination right, or (iv) increases the obligations of the applicable Borrower thereunder.

          4.12.3 Levitz Lease. Notwithstanding anything to the contrary contained in this Agreement: (i) in no event may Borrowers amend, terminate, accept a surrender of, cancel or otherwise modify the Levitz Lease or any provision thereof without Lender's prior written consent (which consent shall not be required with respect to any amendment, the sole purpose of which is to either (x) reallocate the rent payable thereunder pursuant to Section 24 of the Twelfth Amendment to Unitary Lease or (y) release a specific Property from the demised premises thereunder in accordance with Section 2.4.2), (ii) Borrowers shall deliver to Lender a copy of any material plan, material report or other written communication of any kind delivered to any Borrower or Manager by or on behalf of the tenant under the Levitz Lease, within five (5) Business Days after receipt by such Borrower or Manager, (iii) each Borrower shall give Lender a copy of any written notice given or received by such Borrower or Manager to or from the tenant under the Levitz Lease simultaneously with the giving of such notice to such tenant, or in the case of notices received by such Borrower or Manager from the tenant under the Levitz Lease, within five (5) Business Days after receipt of such written notice and (iv) Borrowers shall be able to freely reallocate rent payable under the Levitz Lease and Lender shall not withhold its consent to an amendment of the Levitz Lease on account of a reallocation of rent or a release of a Property in accordance with Section 2.4.2. Notwithstanding anything to the contrary contained herein, Borrowers may reduce the amount of rent payable under the Levitz Lease, at any time, provided that (A) no Event of Default shall have commenced and then be continuing; (B) the aggregate amount of all such rent reductions (after taking into account any previous rent reductions, but excluding any reductions of Rent made in connection with a Severed Lease or Severed Property (all of which are defined in the Levitz Lease) pursuant to
Section 29.02 of the Levitz Lease) shall not exceed $600,000; and (C) Borrowers shall (i) make a prepayment of Principal in an amount equal to (x) .85 times the amount obtained by dividing the amount of the rent reduction being made by (y) 0.10, and (ii) pay all accrued and unpaid interest on the Principal being prepaid pursuant to clause (i).

     4.13 Estoppel Statement. After request by Lender, Borrowers shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the interest rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. After request by Lender (but no more frequently than twice in any year as to any one Borrower), each Borrower (x) shall furnish to Lender within ten days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of such Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and
(y) use commercially reasonable efforts to obtain and deliver to Lender within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at such Borrower's Property in form and substance reasonably satisfactory to Lender.

     4.14 Property Management.

          4.14.1 Management Agreement. Borrower shall cause each Property to be managed by Manager pursuant to the Management Agreement.

          4.14.2 Termination of Manager. Notwithstanding anything contained in this Agreement to the contrary, any Borrower may from time to time appoint a successor manager to manage its Property, which successor manager shall be approved in writing by Lender in Lender's reasonable discretion. Notwithstanding the foregoing, any successor manager selected hereunder by a Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses as the Property in question and in the same geographic area in which the Property in question is located and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

     4.15 Expenses. Borrowers shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, related documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents;
(v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties, (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from any Borrower under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. The obligations and liabilities of Borrowers under this Section
4.15 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties or any of them by foreclosure or a conveyance in lieu of foreclosure.

     4.16 Indemnity.

          4.16.1 Indemnity Obligations. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing and each other Person, if any, who controls Lender, its Affiliates or any of the foregoing (each, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan;
(iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) ownership of the Mortgage; any Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrowers shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall become immediately due and payable. The obligations and liabilities of Borrowers under this Section 4.16.1 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties or any of them by foreclosure or a conveyance in lieu of foreclosure.

5. NEGATIVE COVENANTS

     Until the end of the Term, each Borrower covenants and agrees with Lender that it will not, directly or indirectly:

     5.1 Management Agreement. Without Lender's prior written consent: (i) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 4.14.2); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (v) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement);

     5.2 Liens. Without Lender's prior written consent, create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien;

     5.3 Change In Business or Operation of Property. Enter into any line of business other than the ownership and operation of its Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate its Property as a retail and/or warehouse property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to or development of such Property);

     5.4 Debt Cancellation. Cancel or otherwise forgive or release any claim or debt owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business in its reasonable judgment;

     5.5 Assets. Purchase or own any property other than its Property (other than the acquisition of the fee estate of any Property;

     5.6 Transfers. Make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer, nor Transfer any License required for the operation of its Property;

     5.7 Debt. Create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of its Property and are paid within thirty (30) days of the date incurred;

     5.8 Assignment of Rights. Without Lender's prior written consent, attempt to assign such Borrower's rights or interest under any Loan Document in contravention of any Loan Document;

     5.9 Principal Place of Business. Change its principal place of business or chief executive office without first giving Lender 30 days' prior notice;

     5.10 Corporate Organization. Make or permit any material change, amendment or modification to the organizational documents of Borrower, Borrower Member or any Borrower Representative;

     5.11 ERISA. Maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

6. INSURANCE; CASUALTY; AND CONDEMNATION

     6.1 Insurance.

          6.1.1 Coverage. Each Borrower, at its sole cost, for the mutual benefit of Borrower


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

and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to such Borrower's Property:

          (1) Property insurance insuring against loss or damage by standard, "all-risk" perils (which shall include coverage for damage or destruction caused by the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto)), which shall (i) be in an amount equal to the greatest of (A) the then full replacement cost of such Property without deduction for physical depreciation, (B) the unpaid Principal, and (C) such amount as is necessary so that the insurer would not deem such Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $100,000 or 5% of net cash flow per occurrence, (iii) be paid annually in advance and (iv) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

          (2) Flood insurance if any part of such Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance is available, in an amount at least equal to the lesser of: (i) the greater of (A) the then full replacement cost of such Property without deduction for physical depreciation and (B) the unpaid Principal and (ii) the maximum limit of coverage available with respect to such Property.

          (3) Commercial general public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon such Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of such Property.

          (4) Rental loss and/or business interruption insurance in an amount equal to the estimated Rents for the next succeeding 18-month period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

          (5) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and Equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000 or such higher amount Lender may require at any time.

          (6) Worker's compensation insurance with respect to any employees of such Borrower, as required by any Legal Requirement.

          (7) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

          (8) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

          (9) Earthquake coverage and such other insurance (including environmental liability insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

          (10) The amount of deductibles, if any, under the foregoing Policies shall be satisfactory to Lender in its sole and absolute discretion.

          6.1.2 Policies. All policies of insurance (the "POLICIES") required pursuant to Section 6.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA"; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrowers shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrowers do not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand. Borrowers shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     6.2 Casualty.

          6.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild such Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

          6.2.2 Settlement of Proceeds. In the event of a Casualty covered by any of the

Policies (an "INSURED Casualty") where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior written consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "PROCEEDS"). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a "SIGNIFICANT CASUALTY"), Lender may, in its reasonable discretion, settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, the applicable Borrower(s) shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand.

     6.3 Condemnation.

          6.3.1 Notice; Restoration. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

          6.3.2 Collection of Award. Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "AWARD") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the affected Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Each Borrower shall cause any Award that is payable to such Borrower to be paid directly to Lender. Lender shall hold such Award and disburse such Award in accordance with the terms hereof.

     6.4 Application of Proceeds or Award.

          6.4.1 Application to Restoration. In the event of an Insured Casualty or Condemnation where (i) the loss is in an aggregate amount less than the 15% of the unpaid Principal, (ii) in the reasonable judgment of Lender, the affected Property can be restored within six months, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and
(iii) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse the applicable Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "RESTORATION"), in the manner set forth herein. The applicable Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof.

          6.4.2 Application to Debt. Except as provided in Section 6.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the sum of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents (such sum, the "AGGREGATE CASUALTY/CONDEMNATION PREPAYMENT AMOUNT"), or applied to reimburse the applicable Borrower for the cost of any Restoration, in the manner set forth in Section 6.4.3.

          6.4.3 Procedure for Application to Restoration. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers' expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to the applicable Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to the applicable Borrower.

          6.4.4 Ground Lease. If Lender shall have the right or option hereunder to apply Proceeds or an Award to payment of the Debt, but under any controlling provision in any Ground Lease, Lease or in the Levitz Lease, such Proceeds or Award are required to be applied to Restoration of a Collateral Property, then notwithstanding anything to the contrary in this Article 6, such Proceeds or Award shall be applied to Restoration in accordance with such Ground Lease, Lease or the Levitz Lease, subject to such conditions and procedures as Lender may impose which are not inconsistent with the terms of such Ground Lease, Lease or the Levitz Lease, as applicable.

7. DEFAULTS

     7.1 Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

          (1) any portion of the Debt (including any payment due under Article
2) is not paid when due;

          (2) any of the Taxes are not paid when due, subject to Borrowers' right to contest Taxes in accordance with Section 4.2;

          (3) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

          (4) a Transfer other than a Permitted Transfer occurs;

          (5) any representation or warranty made by any Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

          (6) any Borrower, Borrower Member, any Borrower Representative or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

          (7) a receiver, liquidator or trustee shall be appointed for any Borrower, Borrower Member, any Borrower Representative or Guarantor; or any Borrower, Borrower Member, any Borrower Representative or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Borrower Member, any Borrower Representative, or Guarantor as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, Borrower Member, any Borrower Representative or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, Borrower Member, any Borrower Representative or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

          (8) any Borrower breaches any negative covenant contained in Section
5;

          (9) except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender;

          (10) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

          (11) any Borrower or Guarantor shall be in default under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

          (12) any Borrower fails to (A) notify Lender of the occurrence of a Default within ten (10) days of the day on which such Borrower first has knowledge of such Default or (B) give any notice due to any Person under any Loan Document (a) within two (2) days after such notice was due or (b) in accordance with the applicable procedural requirements set forth in the Loan Documents;

          (13) Intentionally Omitted;

          (14) with the exception of the following Borrowers: HL Fairless Hills, L.P., HL Deptford, L.L.C., HL Scottsdale, L.L.C. and HL Glendale, L.L.C., any Borrower shall fail to pay when due any rent, additional rent or other charge payable under any Ground Lease; or any Borrower shall default in the observance or performance of any other term, covenant or condition of any Ground Lease and such default is not cured within 10 days prior to the expiration of any applicable grace period provided therein; or any event shall occur that would cause any Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate any Ground Lease and the term thereof by giving notice to the applicable Borrower; or the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or canceled for any reason or under any circumstance whatsoever; or any term of any Ground Lease shall be modified or supplemented without Lender's consent or Borrower shall fail to exercise its option to renew any Ground Lease prior to the expiration of the period during which such option may be exercised, or, after exercising such option, shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to the applicable Ground


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

Lease;

          (15) any Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 7.1, for ten days after notice to such Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and such Borrower shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such default, such additional period not to exceed 60 days;

          (16) any Guarantor shall continue to be in default under any Guaranty for ten days after notice to such Guarantor from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and such Guarantor shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for such Guarantor in the exercise of due diligence to cure such default, such additional period not to exceed 60 days; or

          (17) if any Borrower shall continue to be in default under any of the terms, covenants or conditions of the Levitz Lease and such default is not cured prior to the expiration of the applicable grace period provided therein.

          (18) Notwithstanding anything contained to the contrary in this Agreement, with respect to each of HL Fairless Hills, L.P., HL Deptford, L.L.C., HL Scottsdale, L.L.C. and HL Glendale, L.L.C., and its respective Property, any Transfer, Lien, judgment, or encumbrance arising out of such Borrower's failure to comply with any provision of its Ground Lease shall not be an Event of Default

     7.2 Remedies.

          7.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (6) or (7) of Section 7.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest through the date of repayment (compounded monthly), interest at the Default Rate and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (6) or (7) of Section 7.1, the Debt (including unpaid interest, interest at the Default Rate and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

          7.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other Property or portion, and Lender may seek satisfaction out all or less than all of the Properties or any part of any Property, in its discretion.

          7.2.3 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or less than all of the Properties, the Rents, or any other collateral.

          7.2.4 Lender's Right to Perform. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of (5) five Business Days after such Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws,


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

secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

8.   MISCELLANEOUS

     8.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against any Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgages or to exercise its remedies against the Properties or any of them; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following: (a) fraud or intentional misrepresentation by any Borrower or any guarantor in connection with the Loan; (b) the gross negligence or willful misconduct of any Borrower; (c) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 3.1.32 and 4.10, and clauses (viii) through (xi) of Section 4.16.1; (d) physical waste or after an Event of Default, the removal or disposal of any portion of any Property; (e) the misapplication or conversion by any Borrower of (x) any Proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents or refund of Taxes (including any distributions or payments to members/partners/shareholders of any Borrower during a period which Lender did not receive the full amounts required to be paid to Lender under the Loan Documents); (f) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which a Borrower is contesting the amount or validity thereof; and (g) any security deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of the applicable Mortgage or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrowers in the event that (1) any Borrower or any Person owning an interest (directly or indirectly) in any Borrower commences any action, suit, claim, arbitration, governmental investigation or other proceeding (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to any Borrower, or seeking to adjudicate any Borrower a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to any Borrower or any Borrower's debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for any Borrower or for all or substantially all of any Borrower's assets or (2) any interest in any Property or any Borrower is Transferred other than a Permitted Transfer.

     8.2 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if hand delivered or sent (i) by certified or registered United States mail, postage prepaid, or (ii) by (A) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and (B) telecopier (with answer back acknowledged), in any case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Acadia Realty Limited Partnership, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: Robert Masters, Esq.,
Facsimile: (914) 288-2139; if to Borrowers or any of them: c/o Klaff Realty, LP, 122 South Michigan Avenue, Suite 1000, Chicago, Illinois 60603, Attention:
Hersch Klaff and Keith J. Brown, Facsimile: (312) 360-0606, with copies to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania 19102, Attention: Heather Levine, Facsimile (215) 568-6603. A notice shall be deemed given when delivered (or if delivery is refused, when refused).

          8.2.1 Borrowers' Agent.

          (1) Each of the Borrowers hereby makes, constitutes and appoints Borrowers' Agent the true and lawful attorney-in-fact of such Borrower, with the power from time to time, in the name, place and stead of such Borrower to give and receive notices of any kind on behalf of such Borrower under this Agreement or any of the other Loan Documents. Any notice given by Lender to Borrower's Agent shall be deemed to have been given to each and every Borrower.

          (2) If Borrowers' Agent is not an individual, Borrowers' Agent shall notify Lender of the names of its senior executive officers authorized to request and take other actions on behalf of Borrowers. Lender shall be entitled to rely conclusively on any such officer's authority to give and receive notices and take other all other actions of any kind on behalf of Borrowers or any of them until Lender receives written notice to the contrary. Lender shall have no duty to verify the authenticity of the signature appearing on any notice.

     8.3 Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or any of them in connection with the transactions contemplated herein. The provisions of this Section 8.3 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

     8.4 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

     8.5 Lender's Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     8.6 Governing Law.

          (1) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE

FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO Section 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (2) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 163 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     8.7 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.

     8.8 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

     8.9 Trial by Jury. BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

     8.10 Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

     8.11 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.12 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the Debt. To the extent any Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

     8.13 Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document


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

specifically and expressly requires the giving of notice by Lender to such Borrower.

     8.14 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, with respect to actions taken by Lender or its agents on such Borrower's behalf.

     8.15 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

     8.16 Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all unrelated offsets, counterclaims or defenses which a Borrower may otherwise have against any assignor of such documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

     8.17 No Usury. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 8.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by any Borrower results in any Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     8.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

     8.19 No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

     8.20 Assignment. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

     8.21 Sale of the Properties. With the prior written consent of Lender, which may be given or withheld in Lender's sole discretion, Borrowers may simultaneously sell all (but not less than all) of the Properties provided that the purchaser assumes in writing all of the obligations of Borrowers under the Loan Documents; and provided further that (i) no Default or Event of Default shall have occurred; and (ii) Lender shall have received from Borrowers (A) such legal opinions with respect to enforceability, authorization and such other matters as Lender may reasonably request, (B) title insurance policies or endorsements as may be reasonably required by Lender to assure the validity and priority of the Liens of the Mortgages and (C) an assumption fee equal to 1% of the unpaid Principal being assumed together with all expenses incurred by the Lender in connection with such Special Transfer.

     8.22 Joint and Several. The Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

     8.23 Counterparts; No Defenses. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Borrower represents that it has no defenses, offsets or counterclaims with respect to its obligations under the Loan Documents, and the Loan Documents are hereby ratified and remain in full force and effect.

                       [Signatures on the following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                      BORROWER:

                                      LEVITZ SL WOODBRIDGE, L.L.C.
                                      LEVITZ SL ST. PAUL, L.L.C.
                                      LEVITZ SL LA PUENTE, L.L.C.
                                      LEVITZ SL OXNARD, L.L.C.
                                      LEVITZ SL WILLOWBROOK, L.L.C.
                                      LEVITZ SL NORTHRIDGE, L.L.C.
                                      LEVITZ SL SAN LEANDRO, L.L.C.
                                      LEVITZ SL SACRAMENTO, L.L.C.
                                      HL BREA, L.L.C.
                                      HL DEPTFORD, L.L.C.
                                      HL HAYWARD, L.L.C.
                                      HL SAN JOSE, L.L.C.
                                      HL SCOTTSDALE, L.L.C.
                                      HL TORRANCE, L.L.C.
                                      HL IRVINE 1, L.L.C.
                                      HL WEST COVINA, L.L.C.
                                      HL GLENDALE, L.L.C.
                                      HL NORTHRIDGE, L.L.C.

                                      each a Delaware limited liability company


                                      By:
                                          -------------------------------------
                                          Keith Brown
                                          Authorized Representative

                    [Signatures continued on following page]

                                 LEVITZ SL LANGHORNE, L.P., a Delaware
                                 limited  partnership

                                 By: Levitz SL-GP, L.L.C., a Delaware limited
                                     liability company, its general partner


                                     By:
                                         --------------------------------------
                                         Keith Brown
                                         Authorized Representative


                                 HL FAIRLESS HILLS, L.P., a Delaware limited partnership

                                 By: HL GP, L.L.C., a Delaware limited
                                     liability company, its general partner


                                     By:
                                         --------------------------------------
                                         Keith Brown
                                         Authorized Representative


                                 LENDER:

                                 ACADIA REALTY LIMITED PARTNERSHIP,
                                 a Delaware limited partnership

                                 By: Acadia Realty Trust, a Maryland real estate
                                     investment trust, its general partner


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                    [Signatures continued on following page]

The L-A Guarantors hereby agree to the provisions of Section 4.9

LUBERT-ADLER REAL ESTATE FUND II, LP, a Delaware limited partnership

By: Lubert-Adler Group, LLC, its sole general partner


    By:
        ---------------------------------
        Name:
        Title:

LUBERT-ADLER REAL ESTATE PARALLEL FUND II, LP, a Delaware limited partnership

By: Lubert-Adler Group, LLC, its sole general partner


    By:
        ---------------------------------
        Name:
        Title:

Klaff Realty, LP hereby agrees to the provisions of Section 4.9


KLAFF REALTY, LP, a Delaware limited partnership

By: Klaff Realty, Limited, an Illinois corporation, its sole general partner


    By:
        ---------------------------------
        Name:
        Title:

                                   Schedule 1

                              Fee Title Properties

1.   Property Location: Oxnard, 2420 N. Oxnard Blvd., Oxnard, CA 93030-2090

2.   Property Location: St. Paul, 3201 Country Dr., St. Paul, MN 55117-1096

3.   Property Location: Northridge, 19350 Nordhoff St., Northridge, CA
                        91324-2492

                              Leasehold Properties

4.   (A) Property Location: Woodbridge, 429 Route 1 South, Iselin, NJ 08830-3009
                            06489-1594

     (B) Ground Lease:

          1. Ground Lease, dated October 28, 1966, by and between Mario Cellentani and Helen Cellentani (Landlord) and Litwin Properties, Inc. (Tenant).

          2. Assignment of Lease by and between Woodbridge Mall No. 2, Inc. (formerly known as Litwin Properties, Inc.), as assignor, and Carthay Realty Corp., as assignee.

          3. Assignment of Lease, dated June 29, 1973, by and between Carthay Realty Corp., as assignor, and Mann Theatres Corporation of California, as assignee.

          4. Acceptance of Assignment, dated July 1, 1973, by Mann Theatres Corporation.

          5. Assignment of Lease, dated February 1, 1980, by and between Theatres Corporation of California, as assignor, to Levitz Furniture Corporation of the Eastern Region, Inc., as assignee.

5.   (A) Property Location: Willowbrook, 531 Route 46, Fairfield, NJ 07004-1907

     (B) Ground Lease:

          1. Ground Lease, dated November 22, 1971, by and between Peerage Equities Corporation (Lessor) and Spice Properties Co., Inc. (Lessee).

          2. Lease Agreement, dated November 22, 1971, by and between Peerage Equities Corporation (Lessor) and Levitz Furniture Corporation (Lessee).

          3. Assignment of Lease, dated November 22, 1971, by and between Peerage Equities Corporation (Assignor) and Spice Properties Co., Inc. (Assignee).

          4. Assignment of Lease and Agreement, dated November 22, 1971, by and between Spice Properties Co., Inc. (Assignor) and Levitz Furniture Corporation (Assignee).

          5.   Lease Assignment and Assumption Agreement, dated September 30,

               1996, by and between Levitz Furniture Corporation (Assignor) and Levitz Furniture Realty Corporation (Assignee).

6.   (A) Property Location: Langhorne, 1661 East Lincoln Highway, Langhorne, PA
                            19047-3096

     (B) Ground Lease:

          1. Lease, dated May 1, 1973, by and between Quint Leasing Company (Lessor) and Levitz Furniture Corporation (Lessee).

          2. Letter, dated October 9, 1992, by Levitz Furniture Corporation electing to extend the term of the Lease until June 30, 2003.

7.   (A) Property Location: San Leandro, 3199 Alvarado Street, San Leandro, CA
                            94577-5790

     (B) Ground Lease:

          1. Lease Agreement, dated as of August 25, 1971, by and between Peerage Equities Corporation (Lessor) and Levitz Furniture Corporation (Lessee).

          2. Warranty Deed dated 8/25/71 between Peerage Equities Corporation and Ruth E. Jensen (Building and Improvements only).

          3. Assignment of Levitz Lease dated 8/25/71 between Peerage Equities Corporation, as assignor, and Ruth E. Jensen, as assignee.

          4.   First Amendment to Lease Agreement, dated December 21, 1971.

          5. Warranty Deed dated 12/31/71 between Peerage Equity Corporation, as grantor and Corporate Property Investors, as grantee (land only exclusive of any buildings).

          6. Warranty Deed, dated March 3, 1981, between Ruth E. Jensen, as grantor, and Frederick G. Gould, grantee (Buildings and Improvements only).

          7. Assignment of Ground Lease, dated March 3, 1981, between Ruth E. Jensen, assignor, and Frederick G. Gould, as assignee.

          8. Assignment of Levitz Lease, dated March 3, 1981, between Ruth E. Jensen, as assignor, and Frederick G. Gould, as assignee.

          9. General Assignment, dated March 3, 1981, between Ruth E. Jensen, as assignor, and Frederick G. Gould, as assignee.

          10. Warranty Deed dated October 11, 1982, between Frederick G. Gould, as grantor and John A. Washburn, as grantee (Buildings and Improvements only).

          11. Assignment of Ground Lease, dated October 11, 1982, between Frederick G. Gould, as assignor, and John A. Washburn, as assignee.

          12. Assignment of Levitz Lease, dated October 11, 1982, between Frederick G. Gould, as assignor, and John A. Washburn, as assignee.

          13. General Assignment, dated as of October 11, 1982, between Frederick G. Gould, as assignor, and John A. Washburn, as assignee.

          14.  Notice to Levitz Furniture Corporation of assignment of lease.

          15. Letter, dated October 29, 1996, by Levitz Furniture Corporation exercising its first option to extend Lease from July 1, 1997 to June 30,

               2002.

8.   (A) Property Location: Sacramento, 4741 Watt Avenue, North Highlands, CA
                            95660-5515

     (B) Ground Lease:

          1. Agreement of Lease, dated as of March 9, 1970, by and between A&A Key Builders Supply, Inc. and B&B Enterprises, Inc. (Lessor) and Levitz Furniture Co. of Santa Clara, Inc. (Lessee).

          2. Resolution, dated May 26, 1970, amending the Articles of Incorporation for Levitz Furniture Company of Santa Clara to read, Levitz Furniture Company of Northern California, Inc.

          3. Resolution, dated March 21, 1973, amending the Articles of Incorporation of Levitz Furniture Company of Northern California, Inc. to read, Levitz Furniture Company of the Pacific, Inc.

          4. Letter, dated April 27, 1994, by Levitz Furniture Corporation exercising its first option to extend the Lease from September 1, 1995 to August 31, 2005.

          5. Option to Purchase, dated as of March 9, 1970, by and between A&A Key Builders Supply, Inc. and B&B Enterprises, Inc. (Lessor) and Levitz Furniture Co. of Santa Clara, Inc. (Lessee).

9.   (A) Property Location: La Puente, 17520 E. Castleton Street, City of
                            Industry, CA 91744-1701

     (B) Ground Lease:

          1. Lease, dated March 1, 1979, by and between Wincorp Industries Inc. (Landlord) and Levitz Furniture Corporation (Tenant).

          2. Letter, dated July 1, 1980, from Wincorp Industries Inc. to Levitz Furniture Corporation giving notice of commencement date as June 29, 1980.

          3. First Amendment to Lease, dated September 1, 1979, between Wincorp Industries, Inc., a Delaware corporation, and Levitz Furniture Corporation.

                               Homelife Properties

10.  (A) Property Location: The Court of Oxford Valley, 110 Commerce Boulevard,
                            Oxford Valley, PA 19030 (Store No. 4065)

     (B) Ground Lease:

          1. Specialty Store Lease dated January 25, 1995 by and between Oxford Valley Road Associates, as landlord, and Sears, Roebuck and Co. ("Sears"), as tenant.

          2. Amendment to Specialty Store Lease dated March 27, 1995 by and between Oxford Valley Road Associates and Sears.

          3.   Lease Supplement dated March 5, 1996 between Oxford Valley Road

               Associates and Sears.

          4. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife Corporation ("Homelife").

          5. Assignment and Assumption of Lease Agreement dated February 15, 2002 between Homelife and HL Fairless Hills, LP.

11.  (A) Property Location: 13732 Jamboree Road, Tustin, CA 92602 (Store No.
                            4108)

     (B) Ground Lease:

          1. Lease dated December 15, 1995 by and between Irvine Retail Properties Company, as landlord, and Sears, as tenant.

          2. Lease Supplement dated January 22, 1997 between Irvine Retail Properties Company and Sears.

          3. First Amendment to Lease dated May 26, 1998 between Irvine Retail Properties Company and Sears.

          4. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife.

          5. Assignment and Assumption of Lease Agreement dated January 25, 2002 between Homelife and HL Irvine 1, L.L.C.

12.  (A) Property Location: 19800 Hawthorne Boulevard, Suite 280, Torrance CA
                            90503 (Store No. 4109)

     (B) Ground Lease:

          1. Lease dated May 3, 1996 by and between Gateway Pioneer, Inc. No. 1, as landlord, and Sears, as tenant.

          2. Lease Supplement dated January 14, 1997 between Gateway Pioneer, Inc. No. 1 and Sears.

          3. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife.

          4. Assignment and Assumption of Lease Agreement dated February 15, 2002 between Homelife and HL Torrance, L.L.C.

13.  (A) Property Location: 2335 E. Imperial Highway, Brea, CA 92821 (Store No.
                             4189)

     (B) Ground Lease:

          1. Lease dated January 7, 1999 by and between BUP II Partners, as landlord, and Sears, as tenant.

          2. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife.

          3. First Amendment to Lease dated September 19, 2000 between BUP II Partners and Homelife.

          4. Assignment and Assumption of Lease Agreement dated January 25, 2002 between Homelife and HL Brea, L.L.C.

14.  (A) Property Location: 2753 Eastland Center Drive #2000, West Covina, CA
                            91790 (Store No. 4307)

     (B) Ground Lease:

          1. Lease dated April 13, 200 by and between Eastland Shopping Center LLC, as landlord, and Homelife, as tenant.

          2. Lease Amendment No. 1 dated August 31, 2000 between Eastland Shopping Center LLC and Homelife.

          3. Assignment and Assumption of Lease Agreement dated ___________, 2002 between Homelife and HL West Covina, L.L.C.

15.  (A) Property Location: 1561 Almonesson Road, Deptford, NJ 08096 (Store No.
                            4334)

     (B) Ground Lease:

          1. Specialty Store Lease dated February 17, 1997 by and between Almonesson Associates II, LLC, as landlord, and Sears, as tenant.

          2. Amendment to Specialty Store Lease dated March 21, 1997 between Almonesson Associates II, LLC and Sears.

          3. Lease Supplement dated July 27, 1998 between Almonesson Associates II, LLC and Sears.

          4. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife.

          5. Assignment and Assumption of Lease Agreement dated February 15, 2002 between Homelife and HL Deptford, L.L.C.

16.  (A) Property Location: 680 W. Winton Road, Hayward, CA 94545 (Store No.
                            4349)

     (B) Ground Lease:

          1. Sublease dated February 1, 1999 by and between Sears, as sublandlord, and Homelife, as subtenant.

          2.   Lease Supplement dated September 22, 2000 between Sears and
               Homelife.

          3. Assignment and Assumption of Sublease Agreement dated January 25, 2002 between Homelife and HL Hayward, L.L.C.

17.  (A) Property Location: 9130 E. Indian Bend Road, Scottsdale, AZ 85250
                            (Store No. 4497)

     (B) Ground Lease:

          1. Lease dated February 11, 1991 by and between Pima Grande Development, as landlord, and Sears, as tenant.

          2. Short Form Memorandum of Lease dated February 11, 1991 between Pima Grande Development, as landlord, and Sears, as tenant.

          3. Lease Supplement dated November 7, 1991 between Pima Grande Development and Sears.

          4. First Amendment to Lease dated June 6, 1997 between Pima Grande Development and Sears.

          5. Assignment and Assumption of Leases dated February 1, 1999 between Sears and Homelife.

          6. Assignment and Assumption of Lease Agreement dated March 7, 2002 between Homelife and HL Scottsdale, L.L.C.

18.  (A) Property Location: 5353 Almaden Expressway, Suite 5C San Jose, CA
                            (Store No. 4019)

     (B) Ground Lease:

          1. Sublease dated February 1, 1999 by and between Sears, as sublandlord, and Homelife, as subtenant.

          2. Assignment and Assumption of Sublease Agreement dated _________ __, 2002 between Homelife and HL San Jose, L.L.C.

19.  (A) Property Location: 9301 Tampa, Avenue, Northridge, CA 91325

     (B) Ground Lease:

          1.   Lease dated February 1, 2002 between Sears and HL Northridge,
               L.L.C.

20.  (A) Property Location: 314 N. Central Avenue, Glendale, CA 91203

     (B) Ground Lease:

          1.   Lease dated February 1, 2002 between Sears and HL Glendale,
               L.L.C.

                                   SCHEDULE 2

                              INTENTIONALLY OMITTED

                                   SCHEDULE 3

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exception to 3.1.14 - Currently there is a pending condemnation matter with respect to St. Paul, MN.

Exception to 3.1.19 - Currently there exists a special tax assessment for Oxnard, CA.

Exception to 3.1.24 - Certain building components were stolen at the Northridge, CA property.

                                   SCHEDULE 4

                              INTENTIONALLY OMITTED

                                   SCHEDULE 5

                            ORGANIZATION OF BORROWER

                                 (SEE ATTACHED)

                                   SCHEDULE 6

                              INTENTIONALLY OMITTED

                                   SCHEDULE 7

                              INTENTIONALLY OMITTED

                                   SCHEDULE 8

                           PROPERTY CONDITION REPORTS

REPORT: PROPERTY CONDITION ASSESSMENT
PROVIDER: PARAGON ENVIRONMENTAL SERVICES

      PROPERTY          LOCATION           DATE OF REPORT
    -----------   --------------------   ------------------
1   NORTHRIDGE    NORTHRIDGE, CA         SEPTEMBER 20, 2001
2   WOODBRIDGE    WOODBRIDGE, NJ         SEPTEMBER 17, 2001
3   OXNARD        OXNARD, CA             SEPTEMBER 21, 2001
4   ST. PAUL      ST. PAUL, MN           SEPTEMBER 19, 2001
5   LANGHORNE     LANGHORNE, PA          MAY 27, 1999
6   WILLOWBROOK   FAIRFIELD, NJ          SEPTEMBER 18, 2001
7   LA PUENTE     CITY OF INDUSTRY, CA   SEPTEMBER 19, 2001
8   SACRAMENTO    NORTH HIGHLAND, CA     MAY 27, 1999
9   SAN LEANDRO   SAN LEANDRO, CA        SEPTEMBER 19, 2001

                                   SCHEDULE 9

                              INTENTIONALLY OMITTED